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                                                                     Exhibit 4.2

                                                                  EXECUTION COPY



                         WORLD OMNI MASTER OWNER TRUST



                                 $120,000,000
            Series 2001-1 Floating Rate Automobile Dealer Floorplan
                          Asset Backed Notes, Class A

                          Placement Agency Agreement
                          --------------------------



                                                               February 21, 2001

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
World Financial Center, North Tower
New York, New York 10281

Ladies and Gentlemen:

       WODFI LLC, a Delaware limited liability company (the "Transferor") and World Omni Financial Corp. ("World Omni"), a Florida corporation, hereby confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") with respect to Merrill acting as agent (the "Agent") for the sale by the Transferor of $120,000,000 of Series 2001-1 Floating Rate Automobile Dealer Floorplan Asset Backed Notes, Class A (the "Direct Purchase Notes") issued by the World Omni Master Owner Trust (the "Issuer" or the "Trust").

       The Issuer was created as a Delaware business trust under the Trust Agreement (the "Trust Agreement"), dated as of November 22, 1999, between the Transferor and Chase Manhattan Bank Delaware, a Delaware banking corporation (the predecessor-by-merger to Chase Manhattan Bank USA, National Association), as owner trustee (in such capacity, the "Owner Trustee"). The Notes will be issued pursuant to an Amended and Restated Indenture, dated as of April 6, 2000 (the "Indenture"), between the Issuer and BNY Midwest Trust Company, an Illinois banking corporation (as successor-in-interest to the corporate trust administration of Harris Trust & Savings Bank), as indenture trustee (in such capacity, the "Indenture Trustee"), as supplemented by the Series 2001-1 Supplement (the "Series Supplement"), to be dated as of March 6, 2001 (the "Closing Date"), between the Issuer and the Indenture Trustee. The Notes will be secured by the Collateral pledged to the Indenture Trustee under the Indenture. The Collateral includes, among other things, wholesale receivables generated by World Omni from time to time in certain revolving financing arrangements with automobile dealers to finance their automobile, light duty truck and other motor vehicle inventory and collections on the Receivables. Certain Receivables existing at the opening of business on November 22, 1999 have been, and specified Receivables arising thereafter have
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been and will continue to be, sold, assigned, transferred and conveyed by World
Omni to the Transferor pursuant to the Amended and Restated Receivables Purchase Agreement, dated as of April 6, 2000, as amended by Amendment No. 1 thereto dated August 11, 2000 (the "RPA") between World Omni and the Transferor. The Transferor has sold, assigned, transferred and conveyed and will continue to sell, assign, transfer and convey such property to the Issuer pursuant to the Amended and Restated Trust Sale and Servicing Agreement, dated as of April 6, 2000, as amended by Amendment No. 1 thereto dated as of August 11, 2000 (the "Sale and Servicing Agreement") among World Omni, the Transferor and the Issuer and the Issuer has pledged such property to the Indenture Trustee.

     The Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Series Supplement, the RPA and the Administration Agreement (the "Administrative Agreement"), dated as of November 22, 1999, among the Issuer, World Omni and the Indenture Trustee, are referred to herein collectively as the "Basic Documents".

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Underwriting Agreements (as defined below).

     Simultaneously with the sale of the Direct Purchase Notes, the Transferor will sell $157,000,000 aggregate principal amount of the Class A Notes and $23,000,000 aggregate principal amount of the Class B Notes (the "Underwritten Notes" and, together with the Direct Purchase Notes, the "Offered Notes"), with respect to the Class A Notes, to the several underwriters (the "Class A Underwriters") named in (and pursuant to) the Underwriting Agreement relating to the Class A Notes, dated February 21, 2001 (the "Class A Underwriting Agreement"), among the Seller, the Servicer, and the Class A Underwriters and, with respect to the Class B Notes, to the underwriter (the "Class B Underwriter", and with the Class A Underwriters, the "Underwriters") named in (and pursuant to) the Underwriting Agreement relating to the Class B Notes, dated February 21, 2001 (the "Class B Underwriting Agreement", and with the Class A Underwriting Agreement, the "Underwriting Agreements"), among the Seller, the Servicer, and the Class B Underwriter.

          1.  Appointment. Subject to the terms and conditions stated herein and
              -----------
subject to the reservation by the Transferor and World Omni of the right to sell the Offered Notes to the Underwriters, the Transferor and World Omni hereby agree that, to the extent they sell the Direct Purchase Notes in a direct placement, the Direct Purchase Notes will be sold only through the Agent.

          1.1 Agent Not Acting as Principal. The Agent, in its capacity as a
              -----------------------------
placement agent hereunder, shall not have any obligation to purchase the Direct Purchase Notes from the Transferor and World Omni as principal.

          1.2 Solicitations as Agent. If agreed upon between the Agent and the
              ----------------------
Transferor and World Omni, the Agent, acting solely as an agent for the Transferor and World Omni and not as principal, will solicit offers for the purchase of the Direct Purchase Notes. The Agent will communicate to the Transferor and World Omni, orally, each offer for the purchase of the Direct Purchase Notes solicited by it on an agency basis other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any

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offer for the purchase of the Direct Purchase Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Transferor and World Omni may accept or reject any offer for the purchase of the Direct Purchase Notes, in whole or in part. The Agent shall make reasonable efforts to assist the Transferor and World Omni in obtaining performance by each purchaser whose offer for the purchase of the Direct Purchase Notes has been solicited by it on an agency basis and accepted by the Transferor and World Omni. The Agent shall not have any liability to the Transferor and World Omni in the event that any such purchase is not consummated. If the Transferor and World Omni shall default on its obligation to deliver Direct Purchase Notes to a purchaser whose offer has been solicited by the Agent on an agency basis and accepted by the Transferor and World Omni, the Transferor and World Omni shall hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Transferor and World Omni.

          2.  Representations, Warranties and Covenants.
              -----------------------------------------

          2.1 Representations, Warranties and Covenants of the Transferor and
              ---------------------------------------------------------------
World Omni. Each of the Transferor and World Omni, jointly and severally,
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represents and warrants to the Agent, as of the date of this Agreement and as of the Closing Date, as follows:

     (i) A registration statement on Form S-3 (No. 333-84579), including a form of prospectus, relating to the registration of the Notes, and a pre-effective Amendment No. 1 thereto has been filed with the Securities and Exchange Commission (the "Commission") and, the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission, was declared effective on March 9, 2000 under the Securities Act of 1933, as amended (the "Act"), and either (1) is not proposed to be amended or (2) is proposed to be amended by amendment or post-effective amendment. If the Transferor does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such post-effective amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means if the Transferor has advised the Agent that it (1) does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or (2) proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information, if any, deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto, is hereinafter referred to as the "Registration Statement", and the prospectus supplement (the "Prospectus Supplement") and prospectus (the "Base Prospectus") relating to the Notes, in the form first transmitted to the Commission for filing after the date of this Agreement pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)"), or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus". The Prospectus delivered to you for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with

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the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system, except to the extent permitted by Regulation S-T.

     (ii)  If the Effective Time is prior to the execution and delivery of this
Agreement: (A) on the Effective Date, the Registration Statement conformed, and on the date of this Agreement the Registration Statement will conform, in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit, nor will it omit, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) on the Effective Date, at the time of the filing of the Prospectus pursuant to Rule 424(b), if required, and at the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Transferor by the Agent specifically for use therein.

     (iii) The Basic Documents conform in all material respects to the descriptions thereof and the statements in relation thereto contained in the Prospectus.

     (iv) The Direct Purchase Notes conform in all material respects to the description thereof and the statements in relation thereto contained in the Prospectus; the Direct Purchase Notes have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the Indenture and when delivered to the Agent, against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture.

     (v) None of the Issuer, Transferor or World Omni is now or, as a result of the transactions contemplated by this Agreement, will become, an "investment company", nor is any of them "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     (vi) As of the Closing Date, (A) each representation and warranty of World Omni made as of the Closing Date in the RPA will be true and correct, the Agent may rely on such representations and warranties and neither World Omni nor the Transferor will be in breach of the RPA; (B) each representation and warranty of the Transferor and World Omni in the Sale and

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Servicing Agreement made as of the Closing Date will be true and correct, the
Agent may rely on such representations and warranties and neither World Omni, the Transferor nor the Trust will be in breach of the Sale and Servicing Agreement; and (C) each representation and warranty of the Transferor in the Trust Agreement will be true and correct, the Agent may rely on such representations and warranties and the Transferor will not be in breach of the Trust Agreement.

     (vii) The representations and warranties in Officer's Certificates of World Omni or the Transferor delivered on the Closing Date were or will be true and correct as of the date of such Officer's Certificate, and the Agent may rely on such representations and warranties as if they were set forth herein in full.

     (viii) The Pool Balance as of the Closing Date will be equal to at least the Required Pool Balance.

     (ix) Since the respective dates as of which information is given in the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, or business prospects, of World Omni or the Transferor, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by World Omni or the Transferor, other than those in the ordinary course of their respective businesses, that are material with respect to World Omni or the Transferor.

     (x) The execution, delivery and performance by each of World Omni and the Transferor, as the case may be, of this Agreement, the Basic Documents to which it is a party and the Direct Purchase Notes, the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, bylaws, or any applicable law, administrative regulation or administrative or court decree.

     (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of either World Omni or the Transferor threatened, against or affecting World Omni or the Transferor, that is required to be disclosed in the Registration Statement and that is not disclosed or that might result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of this Agreement or any Basic Document to which any of such entities is a party or by which it may be bound; all pending legal or governmental proceedings to which World Omni or the Transferor is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material; and there are no contracts or documents of World

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Omni or the Transferor, that are required to be filed as exhibits to the
Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

     (xii) Except such as may be required by the Act, the Rules and Regulations or state securities laws, no authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with (A) the issuance of the Direct Purchase Notes or the offering and sale of the Direct Purchase Notes, (B) the execution, delivery and performance by World Omni or the Transferor of this Agreement, any Basic Document to which it is a party, or the Direct Purchase Notes or (C) the consummation by World Omni or the Transferor of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.

     (xiii) This Agreement has been duly executed and delivered by World Omni and the Transferor.

     (xiv) As of the Closing Date, each of the Basic Documents to which either World Omni or the Transferor is a party has been duly executed and delivered by each such entity, as applicable, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of World Omni or the Transferor, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (xv) The Transferor will use the proceeds of the Direct Purchase Notes as described under the caption "Use of Proceeds" in each of the Prospectus Supplement and the Base Prospectus.

     (xvi) Neither World Omni nor the Transferor conducts business or has affiliates who conduct business in Cuba or with the government of Cuba within the meaning of Section 517.075 of the Florida Securities and Investors Protection A ct or Regulation Section 3E-900.001 promulgated thereunder.

     (xvii) World Omni is current in the payment of taxes to the State of Florida and fees to the Florida Department of State and its status is "active" and the Transferor is current in the payment of any taxes required to be paid by it.

     (xviii) Each of World Omni and the Transferor has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement and each Basic Document to which it is a party or by which it may be bound.

     (b) Any Officer's Certificate signed by any officer of World Omni or the Transferor and delivered to the Agent shall be deemed a representation and warranty of World Omni or the Transferor, as the case may be, to the Agent as to the matters covered thereby.

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          2.2  Representations, Warranties and Covenants of Agent. The Agent
               --------------------------------------------------
represents and warrants to the Transferor and World Omni as follows:

          (a)  Due Organization. The Agent has been duly incorporated and is
               ----------------
     validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to enter into and perform its obligations under this Agreement.

          (b)  Authorization of this Agreement. This Agreement has been duly
               -------------------------------
     authorized, executed and delivered by the Agent.

          (c)  Placements. The Agent represents and agrees that it will not
               ----------
     place any of the Direct Purchase Notes in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof.

          3.   Certain Agreements of the Transferor and World Omni. Each of the
               ---------------------------------------------------
     Transferor and World Omni as the case may be, jointly and severally, covenants and agrees with the Agent that:

          (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Transferor will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Agent, subparagraph (5)) of Rule 424(b), not later than date required under Rule 424(b). The Transferor will advise the Agent promptly of any such filing pursuant to Rule 424(b).

          (b) The Transferor will advise the Agent promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect any such amendment or supplement without the consent of the Agent. The Transferor will advise the Agent promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Transferor will comply with the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Direct Purchase Notes as contemplated in this Agreement and in the Prospectus. The Transferor will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder.

          (c) If, at any time when a prospectus relating to the Direct Purchase Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

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     if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Transferor promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance. Neither the consent of the Agent to, nor the delivery by the Agent of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Transferor will cause the Indenture Trustee to make generally available to the Noteholders an earnings statement with respect to the Issuer covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158 under the Act) that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the fiscal year of the Issuer, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Transferor will furnish to the Agent copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case at least one of which will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may reasonably request.

          (f) The Transferor will arrange for the qualification of the Direct Purchase Notes for sale under the laws of such jurisdictions in the United States as the Agent may designate and will continue such qualifications in effect so long as required for the distribution of the Notes, provided that neither the Transferor nor the Issuer shall be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

          (g) So long as any Direct Purchase Notes are outstanding, the Transferor or World Omni, as the case may be, will make good faith efforts to deliver or cause to be delivered to the Agent, as soon as practicable after each becomes available, copies of (i) each report relating to the Direct Purchase Notes required to be prepared under Sections 7.3 and 7.4 of the Indenture, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished pursuant to
     Section 3.09 of the Indenture and Section 3.6 of the Sale and Servicing Agreement, respectively, (iii) each certificate or notice delivered by the Servicer pursuant to Sections 3.4 and 3.5 of the Sale and Servicing Agreement and Section 5.02 of the Series Supplement, (iv) each periodic report required to be filed by the Transferor or the Issuer with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (v) such other information concerning the Transferor, World Omni, the Issuer or the Direct Purchase Notes as the Agent may reasonably request from time to time.

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          (h)  [Reserved]

          (i) For a period of 45 days from the date hereof, neither the Transferor nor World Omni or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Direct Purchase Notes (it being understood that this Section 3(i) shall not apply to (a) any securities issued by a trust formed by World Omni Auto Receivables LLC or securities backed by such securities,
     (b) any securities issued by a trust formed by World Omni or an affiliate of World Omni for the purpose of securitizing lease receivables, (c) the Underwritten Notes and (d) renewals of or amendments to existing financing arrangements).

          (j) So long as any Direct Purchase Notes are outstanding, the Transferor and World Omni will cause to be delivered to the Representative a reliance letter relating to each Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee or any Rating Agency by counsel to the Transferor or World Omni relating to the transactions contemplated by this Agreement or the Basic Documents.

          (k) To the extent, if any, that the rating provided with respect to any Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Issuer or World Omni, the Transferor, the Issuer or World Omni, as the case may be, shall furnish such documents and take any such other actions.

          4.    Fee.  The Transferor and World Omni agree to pay the Agent a fee
                ---
in the amount of 0.25% of the principal amount of the Direct Purchase Notes sold through the Agent. Such fee shall be paid from the proceeds to the Transferor on the date of such sale.

          5.    Payment of Expenses.  The Transferor and World Omni will pay all
                -------------------
their expenses, if any, incident to the issuance of the Direct Purchase Notes and the performance of its obligations, if any, under this Agreement.

          6.    Indemnification, Contribution and Limit on Liability.
                ----------------------------------------------------

          (a) Each of World Omni and the Transferor agrees, jointly and severally, to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Transferor and World Omni; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Transferor by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Agent. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (c) If the indemnification provided for in this Section 6 hereof is unavailable or insufficient to hold harmless an indemnified party under subsection (a) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the loss, liability, claim, damage or expense referred to in subsection (a) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor and World Omni on the one hand and the Agent on the other from the offering of the Direct Purchase Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor and World Omni on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative benefits received by the Transferor and World Omni on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transferor bear to the placement fees received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor, World Omni or the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the loss, liability, claim, damage or expense referred to in the first sentence of this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6(c). Notwithstanding the provisions of this Section 6(c), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes placed by it and distributed to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this
Section 6(c), each person, if any, who controls the Agent within the meaning of
Section 15 of the Act shall have the same rights to contribution as the Agent and each director of the Transferor and World Omni, each officer of the Transferor who signed the Registration Statement and each person, if any, who controls either the Transferor or World Omni within the meaning of Section 15 of the Act shall have the same rights to contribution as the Transferor or World Omni, as the case may be.

          (d)  The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Transferor and World Omni and of the Agent in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Agent or on behalf of the Agent or any person controlling the Agent or by or on behalf of the Transferor and World Omni and their respective directors or officers or any person controlling the Transferor and World Omni and (iii) placement of the Direct Purchase Notes.

          7.  Opinions and Accountant's Letters.
              ---------------------------------

     The Transferor and World Omni agree that all opinions and accountant's letters with respect to the transaction that are addressed to Merrill, as the Representative of the Class A Notes and the Class B Underwriter, will also include as addressee: Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Placement Agent.


          8.  Notices.
              -------

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Transferor:

          WODFI LLC
          190 N.W. 12th Avenue
          Deerfield Beach, Florida 33442
          Attention: Patrick C. Ossenbeck, Vice President and Treasurer Telecopy
          No.: (954) 429-2685

     If to World Omni:

          World Omni Financial Corp.
          190 N.W. 12th Avenue
          Deerfield Beach, Florida 33442
          Attention: Patrick C. Ossenbeck, Vice President and Treasurer Telecopy
          No.: (954) 429-2685

     in each case with respect to the Transferor and World Omni, with a copy to:

          Susan Jane Chester, Senior Counsel-Treasury
          Telecopy No.: (954) 429-2298

     If to the Agent:

          Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
          4 World Financial Center
          New York, New York 10080
          Attention: Manager-Asset Backed Finance Group
          Telephone No.: (212) 449-0349
          Telecopy No.: (212) 449-9015

          9.  Parties.
              -------

          This Agreement shall inure to the benefit of and be binding upon the Agent, the Transferor and World Omni and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons referred to in Section 6 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of the Direct Purchase Notes shall be deemed to be a successor by reason merely of such purchase.

          10.  Counterparts.
               ------------

          This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

          11.  Termination of this Agreement.
               -----------------------------

     This Agreement and each Party's obligations hereunder may be terminated by the Agent or by the Transferor and World Omni by notice thereof to the other party at any time prior to such time as the Agent shall have arranged the purchase by any purchaser of the Direct Purchase Notes or subsequent to such time if any purchaser has defaulted on its obligation to purchase such Direct Purchase Notes; provided, however, that in the event the Transferor and World Omni does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any respect, this Agreement and all of the Agent's obligations hereunder may be immediately terminated by the Agent by notice thereof to the Transferor and World Omni. Notwithstanding any termination of or under this Agreement as provided herein, there shall be no liability of any party to any other party, except as otherwise provided in the Section 6 relating to the payment of fees and expenses and it being further understood that the Sections relating to indemnification, limitations on the liability of indemnified parties, contribution, settlements and choice of law will survive any such termination.

          12.  Survival of Certain Provisions.
               ------------------------------

     The representations, warranties, indemnities, and agreements of the Transferor, World Omni and the Agent shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Transferor, World Omni or the Agent or any affiliates or controlling person, and shall survive the consummation of the sale of the Direct Purchase Notes.

          13.  Writing Required to Waive, Amend or Modify.
               ------------------------------------------

     No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

          14.  Parties.
               -------

     This Agreement incorporates the entire understanding of the parties with respect to this engagement of the Agent by the Transferor and World Omni, and supersedes all previous agreements regarding such engagement, should they exist.

          15.  Governing Law.
               -------------

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, whereupon this Placement Agency Agreement, along with all counterparts, will become a binding agreement between the Transferor and World Omni and the Agent in accordance with its terms.

                                                Very truly yours,

                                                WODFI LLC

                                                By:  __________________________
                                                     Eric M. Gebhard
                                                     Assistant Treasurer

                                                WORLD OMNI FINANCIAL CORP.

                                                By:  ___________________________
                                                     Eric M. Gebhard
                                                     Assistant Treasurer

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By: _________________________________